EXHIBIT C


                         THE DREYFUS FAMILY OF FUNDS


                               Rule 18f-3 Plan


            Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

            The Board, including a majority of the non-interested Board members, of each of the investment companies, or series thereof, listed on Schedule A attached hereto (each, a "Fund") which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and the Fund as a whole:

            1. Class Designation: Fund shares shall be divided into Initial shares and Service shares.

            2. Differences in Services: The services offered to shareholders of each Class shall be substantially the same.

            3. Differences in Distribution Arrangements: Each Class of shares shall be offered at net asset value only to separate accounts established by insurance companies to fund variable annuity contracts and variable life insurance policies ("variable products") subject to the terms and conditions set forth in the participating insurance company's variable product prospectus, as it may be amended from time to time. Neither Class shall be subject to any front-end or contingent deferred sales charges.

            Service shares shall be subject to an annual distribution fee at the rate set forth on Schedule B attached hereto pursuant to a Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act.

            Initial shares of Dreyfus Stock Index Fund and The Dreyfus Socially Responsible Growth Fund, Inc. shall be subject to an annual service fee at the rate of up to .25% of the value of the average daily net assets of Initial shares pursuant to a Shareholder Services Plan.

            4. Expense Allocation: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under the Distribution Plan and Shareholder Services Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class;
(c) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (d) litigation or other legal expenses relating solely to a specific Class; (e) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (f) Board members' fees incurred as a result of issues relating to a specific Class.

            5. Exchange Privileges: Shares of a Class shall be exchangeable only for (a) shares of the same Class of another Fund and (b) shares of another Class or shares of certain other investment companies specified from time to time, in each case, subject to the terms and conditions relating to transfer privileges set forth in the participating insurance company's variable product prospectus, as it may be amended from time to time.

Dated:            October 30, 2000








                                     A-1

                                   SCHEDULE A


DREYFUS INVESTMENT PORTFOLIOS
  Core Bond Portfolio
  Core Value Portfolio
  Emerging Leaders Portfolio
  Emerging Markets Portfolio
  European Equity Portfolio
  Founders Discovery Portfolio
  Founders Growth Portfolio
  Founders International Equity Portfolio
  Founders Passport Portfolio
  Japan Portfolio
  MidCap Stock Portfolio
  Technology Growth Portfolio

DREYFUS VARIABLE INVESTMENT FUND
  Appreciation Portfolio
  Balanced Portfolio
  Disciplined Stock Portfolio
  Growth and Income Portfolio
  International Equity Portfolio
  International Value Portfolio
  Limited Term High Income Portfolio
  Quality Bond Portfolio
  Small Cap Portfolio
  Small Company Stock Portfolio
  Special Value Portfolio

DREYFUS STOCK INDEX FUND

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.





                                     B-1

                                  SCHEDULE B


                                                      Fee as a percentage
Service Shares of                                    of the average daily
Name of Fund                                   net assets of the Service Shares
------------                                   --------------------------------

Dreyfus Stock Index Fund                                      .25%

Dreyfus Investment Portfolios
  Core Bond Portfolio                                         .25%
  Core Value Portfolio                                        .25%
  Emerging Leaders Portfolio                                  .25%
  Emerging Markets Portfolio                                  .25%
  European Equity Portfolio                                   .25%
  Founders Discovery Portfolio                                .25%
  Founders Growth Portfolio                                   .25%
  Founders International Equity Portfolio                     .25%
  Founders Passport Portfolio                                 .25%
  Japan Portfolio                                             .25%
  MidCap Stock Portfolio                                      .25%
  Technology Growth Portfolio                                 .25%

Dreyfus Variable Investment Fund
  Appreciation Portfolio                                      .25%
  Balanced Portfolio                                          .25%
  Disciplined Stock Portfolio                                 .25%
  Growth and Income Portfolio                                 .25%
  International Equity Portfolio                              .25%
  International Value Portfolio                               .25%
  Limited Term High Income Portfolio                          .25%
  Quality Bond Portfolio                                      .25%
  Small Cap Portfolio                                         .25%
  Small Company Stock Portfolio                               .25%
  Special Value Portfolio                                     .25%

The Dreyfus Socially Responsible Growth Fund,                 .25%
Inc